UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: April 15, 2019

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

 55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Since the date of the Company’s report on Form 8-K report filed on April 10, 2019 through April 15, 2019, Company issued 46,504,410 shares of its common stock (“Shares”) to forty (40) persons, all of whom are residents of Canada. The prices per share were US$0.02, US$0.0525 and US$0.075.

In addition, the Company issued its Common Stock Purchase Warrants to the same persons to purchase up to an additional 18,222,003 shares of common stock at an exercise price of US$0.05 for a period of three (3) years and 500,000 shares of common stock at an exercise price of US$0.20 per share for a period of two (2) years.

The Shares and Warrants were issued pursuant to the exemption from registration under Regulation S adopted under the 1933 Act for offers and sales made outside the United States to non-U.S. Persons, as defined in Regulation S.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: April 17, 2019	By:	/s/ Rubin Schindermann
Chief Executive Officer